EXHIBIT 10.1(b)

PLEDGE AGREEMENT

THIS AGREEMENT dated as of February 8, 2008.

BETWEEN:

Global Resource Fund, a company organized under the laws of the Cayman Islands (herein called the "Pledgee"),

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Colombia Goldfields Ltd, a company organized under the laws of Ontario, Canada (herein called the "Pledgor").

WHEREAS, as security for the Obli gations of the Pledgor, the Pledgor has agreed to pledge to the Pledgee, grant to the Pledgee, on behalf of the Beneficiaries, a security interest in and assign to the Pledgee all of its right, title and interest in and to the Collateral;

NOW THEREFORE, in consideration of the promises contained herein and other good and valuable consideration, the Pledgor hereby covenants and agrees with the Pledgee, for the benefit of the Beneficiaries, as follows:

ARTICLE 1
INTERPRETATION

1.1     Defined Terms. All capitalized terms which are used herein which are not otherwise defined herein shall have the respective meanings ascribed thereto in the Guaranty of even date herewith from, inter alia, Pledgor to Pledgee; otherwise, in this agreement or any amendment to this agreement, unless the context clearly indicates to the contrary:

"Collateral" means common shares of RNC Gold Ltd. and common shares of Gavilan Minerales S.A., which are now owned by the Pledgor and such other shares of RNC Gold Ltd, and Gavilan Minerales S.A. (or other securities of or controlled by Pledgor or any affiliate of Pledgor that are convertible into or exchangeable for shares of RNC Gold Ltd. and Gavilan Minerales S.A.) which are hereafter acquired by the Pledgor, and any renewals thereof, substitutions therefor and proceeds of disposition thereof and all interest, dividends, income and revenue therefrom.

1.2     Other Usages. References to "this agreement", "the agreement", "hereof, "herein", and like references refer to this Pledge Agreement and not to any particular Article, section or other subdivision of this agreement.

1.3     Plural and Singular. Where the context so requires, words importing the singular number shall include the plural and vice versa.

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1.4     Headings. The insertion of headings in this agreement is for convenience of reference only and shall not affect the construction or interpretation of this agreement.

1.5     Applicable Law. This agreement and all documents delivered pursuant hereto shall be deemed to be governed by and construed in accordance with the laws of Ontario.

1.6     Time of the Essence. Time shall in all respects be of the essence of this agreement, and no extension or variation of this agreement or any obligation hereunder shall operate as a waiver of this provision.

ARTICLE 2
PLEDGE OF COLLATERAL

2.1     Pledge of Collateral. The Pledgor hereby deposits in pledge with the Pledgee, grants to the Pledgee a security interest in and assigns to the Pledgee all of the Pledgor's right, title and interest in and to the Collateral and agrees that such Collateral and any further Collateral which is hereafter deposited in pledge with the Pledgee shall be held for the benefit of the Beneficiaries as continuing collateral security for the due payment and performance of the Obligations of the Pledgor. Pledgor agrees that it will not grant or assign any claim, lien, encumbrance or security interest of any kind to the collateral and will not permit any such claim, lien, encumberance or security interest to exist or continue.

2.2     Possession of Collateral. Upon the deposit of any securities in pledge pursuant to this agreement, the Pledgor shall deposit with the Pledgee all certificates representing such securities (to the extent same are certificated), provided however, that the Gavilan Minerales S.A. shares may be delivered past closing on a best efforts basis by Pledgor. All certificates deposited pursuant to this Section 2.2 shall, unless all necessary consents and approvals are obtained, not contain any reference to restrictions on the transfer of the securities represented thereby and shall be duly endorsed in blank for transfer or shall be attached to duly executed powers of attorney or forms of transfer.

2.3     Voting and Distributions. Prior to the Enforcement Date, all interest, cash dividends, income and revenue from securities included in the Collateral (but not the proceeds of disposition of such securities) shall be collected by and payable to the Pledgor (and not the Pledgee) and shall not form part of the Collateral, and such securities shall be voted by the Pledgor, and all non-cash dividends or distributions paid on such securities shall form part of the Collateral and, if received by the Pledgor, shall be paid to the Pledgee. All dividends paid on such securities at any time on or after the Enforcement Date, regardless of when such dividends were declared, and all interest, income and revenue from such securities paid or accruing on or after the Enforcement Dale shall form part of the Collateral and, if received by the Pledgor, shall be paid to the Pledgee, and on and after (but not before) the Enforcement Date the Pledgee shall be entitled to vote or not lo vote such securities as the Pledgee sees fit.

2.4     Attachment of Security Interest. The parties hereby acknowledge their mutual intention that the security interest created by this agreement is to attach, for the purposes of the Personal Property Security Act (Ontario), upon the execution and delivery of this agreement and that value has been given and that the Pledgor has rights in the shares included in the Collateral as of the date hereof. The Pledgor acknowledges receipt of an executed copy of this agreement.

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2.5     Uncertificated Securities and Certain Other Investment Property. The Pledgor will permit the Pledgee from time to time to cause the appropriate issuers (and, if held with a securities intermediary, such securities intermediary) of uncertificated securities which are Collateral to mark their books and records with the numbers and face amounts of all such uncertificated securities and all rollovers and replacements therefor to reflect the security interest of the Pledgee granted pursuant to this agreement. The Pledgor will take any actions within its powers to cause the issuers of uncertificated securities which are Collateral to cause the Pledgee to have and retain control over such securities.

ARTICLE 3
 ENFORCEMENT

3.1     Enforcement. The Pledgee shall be entitled to enforce the security hereby constituted on and after (but not before) the Enforcement Date.

3.2     Sale of Collateral. On and after (but not before) the Enforcement Dale, the Pledgee, in addition to exercising all other rights and remedies to which the Pledgee may be entitled at law or hereunder, and without restricting the generality thereof, may, on behalf of the Beneficiaries, have the securities included in the Collateral registered on the books of the issuers of such securities in the name of the Pledgee or such nominee of the Pledgee as the Pledgee shall direct and may, on behalf of the Beneficiaries, sell or otherwise dispose of the Collateral. The reasonable expenses of preparing the Collateral for sale or other disposition and of selling or otherwise disposing of the Collateral and other like expenses, together with court costs and reasonable legal and other professional fees incurred in realizing upon the Collateral or in enforcing this agreement or any other security held by the Pledgee for the Obligations of the Pledgor, shall be deducted from the proceeds of the Collateral before the said proceeds are applied to the Obligations of the Pledgor.

3.3     Exclusion from Liability. In realizing upon the Collateral, the Pledgee shall not be responsible for any loss occasioned by any sale or other realization thereof or for the failure to sell or otherwise dispose of the Collateral, and the Pledgee shall not be bound to protect the Collateral from depreciating in value.

3.4     Purchase by the Pledgee, a Beneficiary or Affiliate. Upon any sale or realization of the Collateral or any portion thereof by way of public auction or tender, the Pledgee, any other Beneficiary or any of their affiliates may purchase the Collateral or such portion thereof free from any right or equity of redemption, which right or equity of redemption is expressly waived by the Pledgor, and may, in paying the purchase price, apply so much of the Obligations of the Pledgor on account of the purchase price as may be necessary for such purpose.

3.5     Acknowledgement of the Pledgor. The Pledgor recognizes that the Pledgee may be unable to effect a public sale of any or all of the Collateral by reason of certain prohibitions contained in the applicable securities laws or otherwise, but may be compelled to resort to one or

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more private sales thereof to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. The Pledgor acknowledges and agrees that any such private sale may result in prices and other terms less favourable to the Pledgee than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall not be deemed to have been made in a commercially unreasonable manner solely by reason of its being a private sale. The Pledgee shall be under no obligation to delay a sale of any of the Collateral of the period for time necessary to permit the issuer of such securities to register such securities for public sale under applicable securities laws, or otherwise, even if the issuer would agree to do so.

ARTICLE 4
RELEASE OF COLLATERAL

4.1     Release of Collateral. Upon repayment in full of the Obligations of the Borrower and cancellation of all commitments of the Beneficiaries under the Transaction Documents, the Collateral and all documents evidencing ownership of or title to the Collateral shall immediately be released and returned to the Pledgor.

4.2     Non-Release. The security constituted hereby shall not be released, discharged or in any way affected by:

(a) any increase or decrease in the amount of the Obligations of the Obligors;

(b) an extension of time for payment of the Obligations of the Obligors;

(c) any modification of any of the Obligations of the Obligors; or

(d) any forebearance whatsoever whether as to time, performance or otherwise, or any compromise, arrangement or plan or reorganization affecting the Pledgor.

ARTICLE 5
GENERAL CONTRACT PROVISIONS

5.1     Notices. All notices and other communications provided for herein shall be in writing and shall be personally delivered to the addressee or sent by telefacsimile, charges prepaid, at or to the Pledgee or at or to the Pledgor at the address or telefacsimile number, as the case may be, below or to such other address or addresses or telefacsimile number or numbers as either party hereto may from time to time designate to the other party in such manner. Any communication which is personally delivered as aforesaid shall be deemed to have been validly and effectively given on the date of such delivery if such date is a Banking Day and such delivery was made during normal business hours of the recipient; otherwise, it shall be deemed to have been validly and effectively given on the Banking Day next following such date of delivery. Any communication which is transmitted by telefacsimile as aforesaid shall be deemed to have been validly and effectively given on the date of transmission if such date is a Banking Day and such transmission was made during normal business hours of the recipient; otherwise, it shall be deemed to have been validly and effectively given on the Banking Day next following such date of transmission.

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If to Pledgee:

Global Resource Fund
c/o Auramet Trading, LLC
2 Executive Drive
Suite 645
Fort Lee, NJ 07024
Tel: 201-905-5002
Fax: 201-905-5001

If to Pledgor:

Colombia Goldfields Limited
c/o RNC Gold, Inc.
8 King Street
Suite 208
Toronto, Ontario
Canada
Tel: 416-365-9777
Fax: 416-365-1828

5.2     Severability. Any provision hereof which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

5.3     Further Assurances. The Pledgor hereby agrees to sign and deliver, or cause to be signed and delivered, to the Pledgee all such further and other deeds, documents, certificates, agreements and written instruments and to take all such further action as may, in the reasonable opinion of the Pledgee, be reasonably necessary for the purpose of better assuring to the Pledgee, perfecting or enforcing the security constituted hereby. In the event that the Pledgor shall fail to do so, the Pledgor hereby irrevocably nominates and constitutes the Pledgee, with full power of substitution, its true and lawful attorney and agent, with full power and authority, in its name, place and stead, to sign and deliver any such deeds, documents, certificates, agreements and written instruments and to take such action. The power of attorney hereby granted is coupled with an interest, is irrevocable and shall extend to the successors and assigns of the Pledgor, provided that the power of attorney shall continue only until the Collateral is released in accordance with Section 4.1. The Pledgor agrees to be bound by any representations and actions made or taken in good faith by the Pledgee pursuant to this power of attorney in accordance with the terms thereof and hereby waives any and all defences which may be available to it to contest, negate or disaffirm the actions of the Pledgee taken in good faith under this power of attorney.

5.4     Assignment. Any Beneficiary may only assign or transfer this agreement, any of its rights hereunder or any part thereof to any persons to whom any of the Obligations of the Borrower owing to such Beneficiary may be assigned in compliance with the relevant Transaction Document.

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5.5     Successors and Assigns. This agreement shall enure to the benefit of and shall be binding upon the parties hereto and their respective successors and permitted assigns.

5.6     Entire Agreement. This agreement and the agreements referred to herein constitute the entire agreement between the parties hereto and supersede any prior agreements, undertakings, declarations, representations and understandings, both written and verbal, in respect of the subject matter hereof.

5.7     Counterparts. This agreement may be executed in any number of counterparts, all of which shall be deemed to be an original and such counterparts taken together shall constitute one agreement, and any of the parties hereto may execute this agreement by signing any such counterpart.

IN WITNESS WHEREOF, the parties hereto have executed this agreement as of the date first above mentioned.

PLEDGOR: Colombia Goldfields Ltd.

By: /s/ James Kopperson
Name: James Kopperson
Title: CFO

By: /s/ James R. Martin
Name: James R. Martin
Title: Vice Chairman & CEO

By: /s/ T.W. Lough
Name: T.W. Lough
Title: President

PLEDGEE: Global Resource Fund

By: /s/ David Lewis
Name: David Lewis
Title: Director